Exhibit 99.1

    LHC Group Announces Second Quarter and Six Months 2007 Results

    LAFAYETTE, La.--(BUSINESS WIRE)--Aug. 1, 2007--LHC Group, Inc.
(NASDAQ: LHCG):

    Highlights:

    -- Net service revenue increases 41.2% to $70.6 million for the second quarter and 45.5% to $139.3 million for the six months;

    -- Net income increases 18.4% to $5.0 million for the second quarter and 29.0% to $10.8 million for the six months; and

    -- Earnings per share increases 7.7% to $0.28 for the second quarter and 19.6% to $0.61 for the six months.

    LHC Group, Inc. (NASDAQ: LHCG), a premier provider of post-acute healthcare services primarily in rural markets, announced today its financial results for the second quarter and six months ended June 30, 2007.

    Financial Results for the Second Quarter

    Net service revenue for the second quarter ended June 30, 2007, increased 41.2% to $70.6 million compared with $50.0 million in 2006. For the three months ended June 30, 2007 and 2006, 82.0% and 85.8%, respectively, of net service revenue was derived from Medicare. For the second quarter, home-based services accounted for 82.2% of revenue and facility-based services was 17.8% of revenue compared with 72.3% and 27.7%, respectively, for the comparable prior year quarter.

    In the second quarter of 2007, a pre-tax charge of $1.3 million was recorded relating to revenue and bad debt adjustments with respect to commercial patients in the Long-Term Acute Care Hospital (LTACH) setting. This adjustment reduced net income by $850,000, or $0.05 per diluted share. Net income for the second quarter of 2007, including this charge, totaled $5.0 million, or $0.28 per diluted share, compared with net income of $4.3 million, or $0.26 per diluted share, for the second quarter of 2006. Net income per diluted share of $0.28 for the three months ended June 30, 2007, also includes a $0.02 loss on discontinued operations.

    Home-Based Services

    Net service revenue for home-based services for the three months ended June 30, 2007, increased 60.4% to $58.0 million compared with $36.1 million for the three months ended June 30, 2006. Organic growth in this service sector was approximately $16.5 million, or 54.4%, during the period. Total admissions increased 75.6% to 10,277 during the period, versus 5,852 for the same period in 2006. Organic growth in admissions was 70.7%. Average home-based patient census for the three months ended June 30, 2007, increased 66.0% to 16,283 patients as compared with 9,807 patients for the three months ended June 30, 2006. Organic growth in home-based patient census was 59.8%.

    Facility-Based Services

    Net service revenue for facility-based services for the three months ended June 30, 2007, decreased 9.0% to $12.6 million compared with $13.8 million for the three months ended June 30, 2006. The decrease in facility-based net service revenue is due primarily to the revenue adjustment of $1.1 million taken in the second quarter relating to commercial patients in the LTACHs. Patient days increased 3.1% to 11,453 in the three months ended June 30, 2007, from 11,110 in the three months ended June 30, 2006.

    DSO

    Days sales outstanding, or DSO, for the three months ended June 30, 2007, was 75 days as compared with 74 days for the same three-month period in 2006. DSO, when adjusted for acquisitions and unbilled accounts receivables, was 70 days. The adjustment takes into account $3.7 million of unbilled receivables that the Company is delayed in billing due to the lag time in receiving the change of ownership after acquiring companies. For the comparable period in 2006, adjusted DSO was 65 days, taking into account $4.6 million in unbilled accounts receivable.

    Financial Results for the Six Months

    Net service revenue for the six months ended June 30, 2007, increased 45.5% to $139.3 million compared with $95.8 million in 2006. For the six months ended June 30, 2007 and 2006, 82.0% and 86.1%, respectively, of net service revenue was derived from Medicare. For the six months ended June 30, 2007, home-based services accounted for 81.2% of revenue and facility-based services was 18.8% of revenue compared with 71.6% and 28.4%, respectively, for the comparable prior year period.

    In the six months ended June 30, 2007, a pre-tax charge of $2.1 million was recorded relating to revenue and bad debt adjustments with respect to commercial patients in the LTACH setting. Of this adjustment, $1.3 million related to the second quarter of 2007, and $783,000 related to the first quarter of 2007. LHC Group will amend the first quarter 2007 financials in a Form 10-Q/A. This adjustment reduced net income by $1.3 million, or $0.07 per diluted share, in the six months ended June 30, 2007. Net income for the six months ended June 30, 2007, including this charge, reached $10.8 million, or $0.61 per diluted share, compared with $8.4 million, or $0.51 per diluted share, for 2006.

    Home-Based Services

    Net service revenue for home-based services for the six months ended June 30, 2007, increased 64.9% to $113.1 million compared with $68.6 million for the six months ended June 30, 2006. Organic growth in this service sector was approximately $32.0 million, or 53.1%, during the period. Total admissions increased 79.0% to 20,442 during the period, versus 11,422 for the same period in 2006. Organic growth in admissions was 72.8%. Average home-based patient census for the six months ended June 30, 2007, increased 67.9% to 16,009 patients as compared with 9,535 patients for the six months ended June 30, 2006. Organic growth in home-based patient census was 62.0%.

    Facility-Based Services

    Net service revenue for facility-based services for the six months ended June 30, 2007, decreased $1.0 million, or 3.5%, to $26.2 million compared with $27.2 million for the six months ended June 30, 2006. The decrease in facility-based net service revenue is due primarily to the revenue adjustment of $1.9 million relating to commercial patients in the LTACHs. Patient days increased 4.5% to 23,127 in the six months ended June 30, 2007, from 22,140 in the six months ended June 30, 2006.

    In commenting on the results, Keith G. Myers, president and chief executive officer of LHC Group, said, "The Company continues to provide fundamentally strong operations in both business reporting segments. Home-based revenues, admissions and census have continued to expand dramatically. The facility-based segment has also continued to expand the total patients served. Both segments are continuing to perform despite the underestimate of revenue and bad debt adjustments in the facility-based segment noted in the press release last week. We continue to expand the Company through both acquisitions and development of de novo locations. We remain committed to our long-term growth strategy, remain optimistic about the Company performance under that strategy, and we are continuing to execute on that strategy."

    The live broadcast of LHC Group's conference call will begin at 10:00 a.m. Eastern time on Thursday, August 2, 2007. Speakers on the call will include Keith Myers, president and chief executive officer; Barry Stewart, executive vice president and chief financial officer; and John Indest, executive vice president and chief operating officer. A link to the webcast can be found under the investor relations section of the Company's website, www.lhcgroup.com, or at www.earnings.com. A replay of the webcast will also be archived on LHC Group's website. A telephone replay will be available for one week by dialing (888) 286-8010 (US) or (617) 801-6888 (international) and entering the pass code 93496758.

    About LHC Group, Inc.

    LHC Group is a provider of post-acute healthcare services primarily in rural markets in the southern United States. LHC Group provides home-based services through its home nursing agencies and hospices and facility-based services through its long-term acute care hospitals and rehabilitation facilities.

    Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as "believe," "expect," "anticipate," "intend," "estimate" or similar expressions. Forward-looking statements involve a number of risks and uncertainties and there can be no assurance that any forward-looking statements will prove to be accurate. Important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements include: changes in reimbursement, changes in government regulations, changes in our relationships with referral sources, increased competition for our services, increased competition for joint venture and acquisition candidates and changes in the interpretation of government regulations. LHC Group undertakes no obligation to update or revise any forward-looking statements. Further information regarding risks, uncertainties and other factors that could adversely affect LHC Group or cause actual results to differ materially from those anticipated in forward-looking statements are included in LHC Group's Form 10K for the year ended December 31, 2006, filed with the Securities and Exchange Commission.



               LHC GROUP, INC. AND SUBSIDIARIES
            CONDENSED CONSOLIDATED BALANCE SHEETS
              (in thousands, except share data)

                                       June 30,     Dec. 31,
                                         2007         2006
                                      -----------  -----------
                                      (unaudited)

Cash                                   $   13,318   $   26,877
Total assets                              163,061      152,694
Total debt                                  3,641        3,837
Total stockholders' equity                133,712      121,889




                   LHC GROUP, INC. AND SUBSIDIARIES
             CONDENSED CONSOLIDATED STATEMENTS OF INCOME
           (in thousands, except share and per share data)

                         Three Months Ended       Six Months Ended
                              June 30,                June 30,
                       ----------------------- -----------------------
                           2007        2006        2007        2006
                       ----------- ----------- ----------- -----------
                             (unaudited)             (unaudited)
Net service revenue    $    70,564 $    49,968 $   139,291 $    95,760
Cost of service
 revenue                    36,081      25,098      70,698      49,626
                       ----------- ----------- ----------- -----------
Gross margin                34,483      24,870      68,593      46,134
General and
 administrative
 expenses                   25,142      16,733      47,810      31,542
                       ----------- ----------- ----------- -----------
Operating income             9,341       8,137      20,783      14,592
Interest expense                94          60         176         146
Non-operating income,
 including gain on
 sales of assets               305         116         598         281
                       ----------- ----------- ----------- -----------
Income from continuing
 operations before
 income taxes and
 minority interest and
 cooperative endeavor
 allocations                 9,552       8,193      21,205      14,727
Income tax expense           3,071       2,581       6,870       4,313
Minority interest and
 cooperative endeavor
 allocations                 1,107       1,128       2,914       2,124
                       ----------- ----------- ----------- -----------
Income from continuing
 operations                  5,374       4,484      11,421       8,290
Loss from discontinued
 operations (net of
 income tax benefit of
 $215 and $166 in the
 three months ended
 June 30, 2007 and
 2006, respectively,
 and $382 and $329 in
 the six months ended
 June 30, 2007 and
 2006, respectively)           336         271         597         536
Gain on sale of
 discontinued
 operations (net of
 income taxes of $37
 in the three months
 ended June 30, 2006,
 and $364 in the six
 months ended June 30,
 2006)                           -          43           -         637
                       ----------- ----------- ----------- -----------
Net income                   5,038       4,256      10,824       8,391
Gain on redeemable
 minority interests            122         172         156       1,015
                       ----------- ----------- ----------- -----------
Net income available
 to common
 stockholders          $     5,160 $     4,428 $    10,980 $     9,406
                       =========== =========== =========== ===========

Basic and diluted
 earnings per share:
   Income from
    continuing
    operations         $      0.30 $      0.27 $      0.64 $      0.50
   Loss from
    discontinued
    operations, net           0.02        0.01        0.03        0.03
   Gain on sale of
    discontinued
    operations, net              -           -           -        0.04
                       ----------- ----------- ----------- -----------
   Net income                 0.28        0.26        0.61        0.51
   Gain on redeemable
    minority interests        0.01        0.01        0.01        0.06
                       ----------- ----------- ----------- -----------
   Net income
    available to
    common
    shareholders       $      0.29 $      0.27 $      0.62 $      0.57
                       =========== =========== =========== ===========

Weighted average
 shares outstanding:
   Basic                17,754,632  16,561,398  17,751,412  16,559,623
   Diluted              17,798,952  16,576,068  17,813,395  16,569,727




                   LHC GROUP, INC. AND SUBSIDIARIES
                         SEGMENT INFORMATION
                            (in thousands)

                                               Three Months Ended
                                                  June 30, 2007
                                                   (unaudited)
                                           ---------------------------
                                            Home-   Facility-
                                            Based     Based
                                           Services Services   Total
                                           -------- --------- --------
Net service revenue                        $ 57,992  $12,572  $ 70,564
Cost of service revenue                      27,711    8,370    36,081
General and administrative expenses          20,797    4,345    25,142
Operating income                              9,484     (143)    9,341

                                               Three Months Ended
                                                  June 30, 2006
                                                   (unaudited)
                                           ---------------------------
                                            Home-   Facility-
                                            Based     Based
                                           Services Services   Total
                                           -------- --------- --------
Net service revenue                        $ 36,148  $13,820  $ 49,968
Cost of service revenue                      16,843    8,255    25,098
General and administrative expenses          12,688    4,045    16,733
Operating income                              6,617    1,520     8,137

                                                Six Months Ended
                                                  June 30, 2007
                                                   (unaudited)
                                           ---------------------------
                                            Home-   Facility-
                                            Based     Based
                                           Services Services   Total
                                           -------- --------- --------
Net service revenue                        $113,058  $26,233  $139,291
Cost of service revenue                      53,739   16,959    70,698
General and administrative expenses          38,632    9,178    47,810
Operating income                             20,687       96    20,783

                                                Six Months Ended
                                                  June 30, 2006
                                                   (unaudited)
                                           ---------------------------
                                            Home-   Facility-
                                            Based     Based
                                           Services Services   Total
                                           -------- --------- --------
Net service revenue                        $ 68,569  $27,191  $ 95,760
Cost of service revenue                      33,097   16,529    49,626
General and administrative expenses          23,988    7,554    31,542
Operating income                             11,484    3,108    14,592

    CONTACT: LHC Group, Inc.
             Barry Stewart, 337-233-1307
             Executive Vice President and Chief Financial Officer